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                                 EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY


      SUBSIDIARY                            STATE OF INCORPORATION
      ----------                            ----------------------
Amite Foundry and Machine, Inc.
                                                 Louisiana
Prospect Foundry, Inc.
                                                 Minnesota
Quaker Alloy, Inc.
                                                 Pennsylvania
Canadian Steel Foundries Ltd.
                                                 Canada
Kramer International, Inc.
                                                 Wisconsin
Empire Steel Castings, Inc.
                                                 Pennsylvania
La Grange Foundry Inc.
                                                 Missouri
The G&C Foundry Company
                                                 Ohio
Los Angeles Die Casting Inc.
                                                 California
Canada Alloy Castings, Ltd.
                                                 Canada
Pennsylvania Steel Foundry &
 Machine Company
                                                 Pennsylvania
Jahn Foundry Corp.                               Massachusetts

PrimeCast, Inc.                                  Wisconsin